Exhibit 1

FORM OF JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value US$0.0000005 per share, of KongZhong Corporation, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 5, 2016.

IDG-ACCEL CHINA GROWTH FUND II L.P.

	By:	/s/ Quan Zhou
Name: Quan Zhou
Title: Authorised Signatory

IDG-ACCEL CHINA GROWTH FUND II ASSOCIATES L.P.

	By:	/s/ Quan Zhou
Name: Quan Zhou
Title: Authorised Signatory

IDG-ACCEL CHINA INVESTORS II L.P.

	By:	/s/ Quan Zhou
Name: Quan Zhou
Title: Authorised Signatory

IDG-ACCEL CHINA GROWTH FUND GP II ASSOCIATES LTD.

	By:	/s/ Quan Zhou
Name: Quan Zhou
Title: Authorised Signatory

CHI SING HO

	By:	/s/ Chi Sing Ho
Name: Chi Sing Ho

\	QUAN ZHOU

	By:	/s/ Quan Zhou
Name: Quan Zhou